Exhibit 99.1
FIRST WATCH RESTAURANT GROUP, INC. REPORTS PRELIMINARY OPERATIONAL METRICS FOR THE FOURTH QUARTER AND FISCAL YEAR 2023

BRADENTON, Fla. — January 8, 2024 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the Daytime Dining concept serving breakfast, brunch and lunch, today reported certain preliminary operational results for the fourteen weeks ended December 31, 2023 (“fourth quarter”) and fiscal year ended December 31, 2023 (“2023”).

Management Commentary

“First Watch is the clear category leader in the fast-growing Daytime Dining segment, and we delivered on our same restaurant sales and traffic expectations for 2023. Our dining room traffic growth improved sequentially in Q4, which is a reflection of the exceptional experiences that our teams create for our customers each day. Furthermore, the restaurants enjoyed better food and labor cost than we previously projected,” said Chris Tomasso, First Watch CEO and President. “Our expanding system grew 11% in 2023 versus 2022 as we opened a total of 51 system-wide restaurants across 19 states. We also view franchise acquisitions as an important part of our growth strategy, and since May 2023 have acquired, or announced agreement to acquire, 44 franchise-owned restaurants.”

Sales and Traffic Highlights

	Fourth Quarter	2023
Same-Restaurant Sales Growth (*)	+5.0%	+7.6%
Same-Restaurant Sales Growth compared to 2019 (**)	+35.2%	+38.9%
Same-Restaurant Traffic Growth (*)	-1.3%	+0.2%
Same-Restaurant Traffic Growth compared to 2019 (**)	+6.2%	+7.5%
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* Comparison to the fourteen weeks ended January 1, 2023, and 53 weeks ended January 1, 2023, is provided for enhanced comparability.
** Comparison to the fourteen weeks ended January 5, 2020, and 53 weeks ended January 5, 2020, is provided for enhanced comparability.

Restaurant Development
During 2023, there were 51 system-wide new restaurant openings consisting of 37 company-owned restaurants and 14 franchise-owned restaurants with one company-owned restaurant closure.

During the fourth quarter 2023, there were 19 new system-wide restaurant openings consisting of 17 company-owned restaurants and 2 franchise-owned restaurants. One company-owned restaurant that was expected to open in December 2023 was slightly delayed and is now expected to open this week.

At December 31, 2023, First Watch had 524 system-wide restaurants, consisting of 425 company-owned restaurants and 99 franchise-owned restaurants across 29 states.

Upcoming Conference Participation

Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a fireside chat today at the 26th Annual ICR Conference at the Grande Lakes Orlando. The fireside chat webcast will begin at 10:30 a.m. Eastern Time and will be available at https://investors.firstwatch.com/news-and-events/events. It will also be archived on the site shortly after it has concluded.

Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will also host meetings with institutional investors at the Jefferies 13th Annual Winter Consumer Summit at The Ritz-Carlton, Bachelor Gulch in Avon, Colorado on January 22-23, 2024. Interested parties should contact their Jefferies salesperson to request a meeting.

Definitions
The following definitions apply to these terms as used in this release:

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). At December 31, 2023, there were 327 restaurants in the one-year Comparable Restaurant Base and 205 restaurants in the four-year Comparable Restaurant Base. We gather daily sales data and regularly analyze the customer traffic counts and the mix of menu items sold to aid in developing menu pricing, product offerings and promotional strategies designed to produce sustainable same-restaurant sales growth.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. At December 31, 2023, there were 327 restaurants in the one-year Comparable Restaurant Base and 205 restaurants in the four-year Comparable Restaurant Base. We gather daily traffic data and regularly analyze customer traffic to aid in developing menu pricing, product offerings and promotional strategies.

System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local "Best Breakfast" and "Best Brunch" accolades, First Watch's chef-driven menu includes elevated executions of classic favorites along with specialties such as the Quinoa Power Bowl®, Farm Stand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Spiked Lavender Lemonade and its signature Million Dollar Bacon. In 2023, First Watch was recognized as the top restaurant brand in Yelp’s inaugural list of the top 50 most-loved brands in the U.S. In 2023 and 2022, First Watch was named a Top 100 Most Loved Workplace® in Newsweek by the Best Practice Institute. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation's Restaurant News for its seasonal Braised Short Rib Omelet and recognized with ADP's coveted Culture at Work Award. There are more than 520 First Watch restaurants in 29 states, and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 25, 2022, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding the Russia-Ukraine war, Israel-Hamas war and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; adverse effects of the COVID-19 pandemic or other infectious diseases; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact:
Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact:
FirstWatch@icrinc.com